   As filed with the Securities and Exchange Commission on May 29, 2001

                                                     Registration Nos. 333-49352
                                                                       333-43849
                                                                       333-33939
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _____________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 _____________

                               PAMECO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                         51-0287654
      (State or Other Jurisdiction of         (I.R.S. Employer
      Incorporation or Organization)         Identification No.)

                                 _____________

                              651 Corporate Circle
                             Golden, Colorado 80401
                                 (303) 568-1200

    (Address, including ZIP code, and telephone number, including area code, of the Registrant's principal executive offices)

                                 _____________

                          Pameco 1999 Stock Award Plan
                    Pameco 1997 Employee Stock Purchase Plan
                      Pameco Employee Stock Option Plan I
                      Pameco Employee Stock Option Plan II
          Stock Option Agreement between Pameco and Gerald V. Gurbacki
                    Non-Employee Directors Stock Option Plan
                           (Full title of the Plans)

                                EXPLANATORY NOTE


          On May 29, 2001, Pameco Corporation, a Delaware corporation ("Pameco"), consummated a going-private transaction (the "Merger") in which a newly formed entity merged with and into Pameco. As a result of the Merger, the common stock, par value $0.01 per share, of Pameco ceased to trade over the counter on the Bulletin Board and became eligible for termination of registration pursuant to Section 12(g)(4) and Rule 12h-3 of the Securities Exchange Act of 1934, as amended. Accordingly on May 29, 2001, Pameco filed a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission.

          The purpose of this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (Registration File Nos. 333-49352, 333-43849 and 333-33939) is to terminate the effectiveness of such Registration Statements and to deregister all of the securities originally registered thereby which remain outstanding as of such termination.

                                    Part II


Item 8.  Exhibits

     The following exhibit is filed as part of the Registration Statement hereby amended*:

          Exhibit No.         Description of Exhibit
          -----------         ----------------------

          24.1                Power of Attorney

________________
* All other exhibits were previously filed as exhibits to, and are listed in, the Registration Statements on Form S-8 to which this is Post-Effective Amendment No. 1.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado on May 29, 2001.

                                PAMECO CORPORATION


                                By: /s/ Dixon R. Walker
                                    -------------------------
                                    Dixon R. Walker
                                    Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                    Title                          Date
---------------------------------------------  -------------------------------------  --------------------

* Dixon R. Walker                              President, Chief Executive Officer     May 29, 2001
---------------------------------------------  and Director
Dixon R. Walker                                (Principal Executive Officer)

* Stephen C. Hileman                           Chief Financial Officer                May 29, 2001
---------------------------------------------  (Principal Financial Officer and
Stephen C. Hileman                             Principal Accounting Officer

* W. Michael Clevy                             Director                               May 29, 2001
---------------------------------------------
W. Michael Clevy

* Edmund J. Feeley                             Director                               May 29, 2001
---------------------------------------------
Edmund J. Feeley

* Michael Ira Klein                            Director                               May 29, 2001
---------------------------------------------
Michael Ira Klein

* Angus C. Littlejohn, Jr.                     Director                               May 29, 2001
---------------------------------------------
Angus C. Littlejohn, Jr.

* Harry F. Weyher III                          Director                               May 29, 2001
---------------------------------------------
Harry F. Weyher III

* Willem F.P. de Vogel                         Director                               May 29, 2001
---------------------------------------------
Willem F.P. de Vogel

*By:  /s/ G. William Speer
      ---------------------------------------
      G. William Speer
      Attorney-in-Fact

                                 EXHIBIT INDEX


          Exhibit No.         Description of Exhibit
          -----------         ----------------------

          24.1                Power of Attorney

________________
* All other exhibits were previously filed as exhibits to, and are listed in, the Registration Statements on Form S-8 to which this is Post-Effective Amendment No. 1.